Resonant Inc. Reports Second Quarter 2020 Financial Results

Customer Unit Shipments Increased >95% Sequentially to >3 Million; Over 40 Million Units Shipped To-Date

GOLETA, CA - August 5, 2020 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, has announced financial results for the second quarter ended June 30, 2020, and provided a business update.
Operational Highlights

•	Shipped over 4.7 million units in the first half of 2020, representing a year over year increase of >200% when compared to the first half of 2019.

◦	Resonant's customers have shipped over 40 million units designed with the company's ISN technology, to-date.

•	Delivered first 5G XBAR® 5GHZ full band WiFi samples, targeting infrastructure and other non-mobile applications

•	Successfully fabricated 5G XBAR filters at a fourth foundry, Resonant's partner Teledyne Scientific

•	Dr. Victor Plessky, Director of Engineering, awarded the prestigious C. B. Sawyer Memorial Award for 2020 by the IEEE International Frequency Control Symposium.

•	Joined Russell 2000® and 3000® Indexes
Management Commentary
“The second quarter of 2020 was dominated by our progress in mobile and non-mobile 5G with our breakthrough XBAR technology,” said George B. Holmes, Chairman and CEO of Resonant. “Not only do we remain on-track to achieve our next major 5G milestone with the world’s largest filter manufacturer by the end of 2020, but we fabricated 5G filters at our 4th foundry, successfully packaged XBAR in two different high-volume packaging technologies, and delivered a complete 5G XBAR WiFi sample kit to a partner, which ultimately, helps support major OEMs throughout Asia via its distribution and foundry relationships.

Holmes, concluded: “Looking ahead, we expect revenues and unit volumes in the second half of 2020 to exceed the first half of 2020, while we deliver upon our major milestones in 4G and 5G and continue to revolutionize the RF filter market as we know it today.”

Second Quarter Ended June 30, 2020 Financial Summary

•	Revenues of 604,000.

•	Research and development expenses of $4.8 million.

•	Sales, marketing and administration expenses of $3.0 million.

•	Net loss of $7.2 million, or $(0.14) per share.

•	Non-GAAP, adjusted EBITDA of $(5.4) million, or $(0.10) per share.

•	Cash and cash equivalents of $23.9 million as of June 30, 2020. The company had no debt as of June 30, 2020.

Conference Call and Webcast
Date: Wednesday, August 5, 2020
Time: 1:30 p.m. Pacific Daylight Time (4:30 p.m. Eastern Daylight Time)
U.S. Dial-In: 1-800-479-1004
International Dial-In: 1-929-477-0324
Conference ID: 2681042
Webcast: RESN Q2 2020 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through September 5, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 2681042. A webcast will also be available for 90 days on the IR section of the Resonant website or by clicking here: RESN Q2 2020 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.
In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.
To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:

•	Resonant Corporate Video

•	ISN® and XBAR: Speeding the Transition to 5G

•	Infinite Synthesized Networks, ISN® Explained

•	What is an RF Filter?

•	RF Filter Innovation

•	Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page
(https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s ISN® Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW).

Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.
Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Greg Falesnik or Luke Zimmerman
MZ Group - MZ North America
(949) 259-4987
RESN@mzgroup.us

Resonant Inc.
Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$23,873,000	$10,688,000
Other current assets	653,000	453,000
TOTAL CURRENT ASSETS	24,526,000	11,141,000
PROPERTY AND EQUIPMENT, NET	1,491,000	1,885,000
OPERATING LEASE RIGHT-OF-USE ASSETS	2,200,000	2,496,000
NONCURRENT ASSETS	2,858,000	2,625,000
TOTAL ASSETS	$31,075,000	$18,147,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,700,000	$3,989,000
Deferred revenue	1,076,000	1,731,000
Operating lease liabilities, current	638,000	612,000
TOTAL CURRENT LIABILITIES	5,414,000	6,332,000
Operating lease liabilities, net of current portion	1,734,000	2,059,000
STOCKHOLDERS’ EQUITY
Common stock	53,000	33,000
Additional paid-in capital	161,568,000	132,214,000
Accumulated other comprehensive loss	18,000	1,000
Accumulated deficit	(137,712,000)	(122,492,000)
TOTAL STOCKHOLDERS’ EQUITY	23,927,000	9,756,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,075,000	$18,147,000

Resonant Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30 2020	June 30, 2019
REVENUES	$604,000	$544,000	$63,000	$1,148,000	$197,000
OPERATING EXPENSES
Research and development	4,845,000	5,462,000	4,633,000	10,307,000	9,019,000
Sales, marketing and administration	2,976,000	3,139,000	2,994,000	6,115,000	5,979,000
TOTAL OPERATING EXPENSES	7,821,000	8,601,000	7,627,000	16,422,000	14,998,000
NET OPERATING LOSS	(7,217,000)	(8,057,000)	(7,564,000)	(15,274,000)	(14,801,000)
OTHER INCOME, NET
Interest and investment income	7,000	57,000	72,000	64,000	178,000
Other expense	(5,000)	(4,000)	(6,000)	(9,000)	(11,000)
TOTAL OTHER INCOME, NET	2,000	53,000	66,000	55,000	167,000
LOSS BEFORE INCOME TAXES	(7,215,000)	(8,004,000)	(7,498,000)	(15,219,000)	(14,634,000)
Provision for income taxes	—	1,000	—	1,000	1,000
NET LOSS	$(7,215,000)	$(8,005,000)	$(7,498,000)	$(15,220,000)	$(14,635,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.14)	$(0.18)	$(0.27)	$(0.31)	$(0.53)
Weighted average shares outstanding — basic and diluted	52,901,488	43,833,127	28,150,497	48,367,308	27,850,879

Resonant Inc.
Reconciliation of non-GAAP Information
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019	June 30 2020	June 30, 2019

Net loss (GAAP)	$(7,215,000)	$(8,005,000)	$(7,498,000)	$(15,220,000)	$(14,635,000)
Add (subtract) the following items:
Interest income	(7,000)	(57,000)	(72,000)	(64,000)	(178,000)
R&D stock compensation	870,000	648,000	690,000	1,518,000	1,323,000
SM&A stock compensation	741,000	731,000	767,000	1,472,000	1,488,000
R&D depreciation and amortization	202,000	207,000	201,000	410,000	406,000
SM&A depreciation and amortization	48,000	51,000	47,000	98,000	95,000
Provision for income taxes	—	1,000	—	1,000	1,000
Adjusted EBITDA (non-GAAP)	$(5,361,000)	$(6,424,000)	$(5,865,000)	$(11,785,000)	$(11,500,000)
Adjusted EBITDA (non-GAAP) per share – basic and diluted	$(0.10)	$(0.15)	$(0.21)	$(0.24)	$(0.42)
Weighted average shares outstanding — basic and diluted	52,901,488	43,833,127	28,150,497	48,367,308	27,850,879

R&D: research and development
SM&A: sales, marketing and administration